AMERICAL SECURITIES, INC.
                               290 Seventh Avenue
                         San Francisco, California 94108

                                                                    July 8, 1999

Neurobiological Technologies, Inc.
1387 Marina Way South
Richmond, California 94804

Gentlemen:

             This letter sets forth our agreement whereby AmeriCal Securities, Inc. ("AmeriCal") will act as exclusive placement agent for Neurobiological Technologies, Inc. (the "Company") for the offer and sale of units ("Units") of common stock and warrants to purchase common stock of the Company for a gross purchase price not to exceed $2,000,000 as more particularly outlined in the attached term sheet (the "Term Sheet"). It is understood that the offering shall be made pursuant to Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

             The sale of such securities is subject to the execution of definitive documents satisfactory to the Company, the purchasers and AmeriCal. The definitive agreements will contain representations, warranties and covenants of the parties, conditions and indemnification provisions customary in transactions of similar type and size.

             All defined terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Term Sheet.

             In consideration of the services rendered by AmeriCal as the result of any sale of Units of the Company sold to any purchaser not excluded in Appendix A, the Company shall at the closing of such sale pay to AmeriCal a cash commission equal to 7.0% of the gross sales price for the Units sold (such gross sales price shall not be deemed to include the exercise price of the warrants contained in the Units) and issue to AmeriCal or its designee five year warrants to purchase for 110% of the gross sales price per Unit sold, a number of shares of common stock of the Company equal to 10% of the shares of common stock of the Company sold as part of the Units (the "Placement Agent Warrants"). The Company shall issue and deliver to AmeriCal a certificate representing the Placement Agent Warrants within ten business days after the final closing date of the sale of the Units. The Company also agrees to pay to AmeriCal a cash commission of 7.0% of the purchase price for any shares of Common Stock sold by the Company upon exercise of any of the warrants included in the Units. Such cash commission shall be payable within 10 days after the Company receives payment of the purchase price for such Common Stock.

             Regardless of the investors involved , upon closing of an offering which successfully raises at least $1.5 million dollars, AmeriCal shall receive a cash commission of least one hundred and fifty thousand dollars ($150,000.00).

             The Company also agrees to reimburse AmeriCal for all out-of-pocket expenses of AmeriCal relating to the offering of securities of the Company, including travel expenses and legal fees and disbursements of counsel retained by AmeriCal in connection with the matters contemplated by this Agreement, promptly after submission to the Company of reasonable documentation of such expenses, provided that such fees and expenses shall not exceed $15,000 in the aggregate.

             To the extent that the terms of this Agreement conflict with the terms of the agreement between AmeriCal and the Company dated March 3, 1999 (the "March 1999 Agreement") the terms of this agreement shall control. Except as provided in the preceding sentence, the March 1999 Agreement shall remain in full force and effect.

             The engagement of AmeriCal hereunder may be terminated at any time after August 31, 1999 upon 30 days prior written notice given by the Company at any time, provided that AmeriCal shall be entitled to receive all of the compensation set forth in the third paragraph of this letter with respect to any sale of Units or securities exercisable or convertible into common stock of the Company (on an as-converted basis based upon the initial exercise or conversion price) made to any person, firm or entity excluding those listed on Appendix A hereto within six months after the effective date of termination of AmeriCal's engagement. AmeriCal may resign at any time effective upon receipt by the Company of written notice thereof from AmeriCal.

             The services to be rendered by AmeriCal are on a best efforts basis and the Company acknowledges that AmeriCal is not making any representation or guarantee that any person will purchase any securities of the Company at any time through the efforts of AmeriCal or otherwise.

The Company agrees that, without the prior written consent of AmeriCal, such consent not to be unreasonably withheld, the Company will not disclose, and will not include in any public announcement the name of any purchaser or offeree, unless and until such disclosure is required by applicable law or applicable regulation, and then only to the extent of such requirements. The Company agrees that the withholding of consent by AmeriCal shall be deemed reasonable if the purchaser or offeree directs AmeriCal not to allow disclosure of its name.

             Each party agrees to maintain all non-public and proprietary information obtained hereunder confidential and not to use such information for any purpose other than to evaluate the proposed transaction. Notwithstanding the foregoing, AmeriCal may disclose such information pursuant to applicable law, regulation, subpoena or administrative investigation. The foregoing restriction shall not apply to any such information which becomes generally known to the public for any reason whatsoever other than a breach hereof by AmeriCal.

             The Company agrees to indemnify AmeriCal in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Agreement which Indemnification Provisions are incorporated herein and made a part hereof and which shall survive any amendment, restatement, termination or expiration of this Agreement.

             This Agreement may not be amended or modified, except by an instrument in writing signed by each of AmeriCal and the Company.

             This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of law principles. Each party hereby irrevocably submits to the jurisdiction of any court of the State of California, County of San Francisco or the United States District Court for the Northern District of California in connection with any suit, action or proceeding arising out of this Agreement.

             This Agreement shall be binding upon AmeriCal and the Company and shall inure to the benefit of their respective successors and assigns. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and it supersedes all prior and/or contemporaneous understandings and agreements with respect to such subject matter, all of which are merged herein.

             Please indicate your agreement with the terms of this letter by signing a copy of this letter in the space set forth below and returning it to the undersigned.

                                                  Sincerely ,

                                                  AMERICAL SECURITIES, INC.

                                                 By: /s/ Charles Engelberg, M.D.
                                                     ---------------------------
                                                      Charles Engelberg, M.D.
                                                      Director of Research

             The foregoing accurately sets forth our understanding and agreement with respect to matters set forth herein.

Accepted this__________ day of July, 1999.

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By: /s/ Paul E. Freiman
    -----------------------------

Title: President and Chief Executive Officer
       --------------------------------------

                           INDEMNIFICATION PROVISIONS

             Neurobiological Technologies, Inc. ("NTI") agrees to indemnify and hold harmless AmeriCal Securities, Inc. ("AmeriCal") to the fullest extent permitted by law, from and against, and AmeriCal shall not have any liability to NTI, or its owners, parents, creditors or security holders for, any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all reasonable legal and other costs, expenses or disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit proceeding or investigation (whether or not in connection with litigation in which AmeriCal is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (a) AmeriCal's acting for NTI, including, without limitation, any act or omission by AmeriCal in connection with its acceptance of or the performance or non-performance of its obligations under the agreement dated July , 1999, between NTI and AmeriCal, as it may be amended from time to time (the "Agreement"), (b) any transaction, including the sale of the securities of NTI, as contemplated by this Agreement; (c) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from any disclosure document used in connection with the sale of securities of NTI or similar statements or omissions in or from any other information furnished by NTI to AmeriCal or any prospective purchaser or (d) any use of proceeds from a sale of securities contemplated by this Agreement; provided, however, such indemnity agreement shall not apply to AmeriCal for any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from the negligence or willful misconduct of AmeriCal or to have resulted from written information furnished to NTI by or on behalf of AmeriCal with respect to AmeriCal expressly for use in any securities offering document of NTI.

             These Indemnification Provisions shall be in addition to any liability which NTI may otherwise have to AmeriCal and shall extend to all of AmeriCal's affiliated entities, directors, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws). All references to AmeriCal in these Indemnification Provisions shall be understood to include any and all of the foregoing.

             If any action, suit, proceeding or investigation is commenced, as to which AmeriCal proposes to demand indemnification, it shall notify NTI with reasonable promptness; provided, however, that any failure by AmeriCal to notify NTI shall not relieve NTI from its obligations hereunder unless such failure prevents the presentation of material defenses thereto. NTI shall thereupon assume the defense of any such action, proceeding or investigation at NTI's sole cost and expense. AmeriCal shall have the right but not the obligation to participate at its own expense in the defense thereof by counsel of its choice and at AmeriCal's expense. In the event that NTI fails timely to defend, contest or otherwise protect AmeriCal against any such suit, action, investigation or proceeding or if counsel chosen by NTI to defend AmeriCal shall have a conflict of interest in its representation of AmeriCal, AmeriCal shall have the right to appoint counsel of AmeriCal's choice to defend AmeriCal at NTI's sole cost and expense. NTI shall be liable for any settlement of any claim against AmeriCal made with NTI's written consent, which consent shall not be unreasonably withheld. NTI shall not, without the prior written consent of AmeriCal, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to AmeriCal of an unconditional and irrevocable release from all liability in respect of such claim.

             In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then NTI and AmeriCal shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by them, and also their relative fault in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, AmeriCal shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by AmeriCal pursuant to the Agreement.

             Neither termination nor completion of the engagement of AmeriCal referred to above shall affect these Indemnification Provisions which shall remain operative and in full force and effect.

                                September 1, 1999

Charles B. Engelberg, M.D.
Director of Research
AmeriCal Securities, Inc.
290 7th Avenue
San Francisco, CA  94118

Dear Charles,

         As I informed you yesterday when we spoke, I am hereby giving you written notice of our intention to terminate the agreement between Neurobiological Technologies, Inc. ("NTI") and AmeriCal Securities, Inc. ("AmeriCal") dated July 8, 1999 engaging AmeriCal as exclusive placement agent for the sale of certain securities of NTI (the "Units").

         As you agreed when we spoke, AmeriCal is not owed any compensation for any of the subscriptions that NTI has received to purchase Units to date and will also agree to waive its rights to any compensation for Units or other securities sold by NTI within six months of the termination of the engagement. I am also requesting that you waive AmeriCal's right to 30 days prior written notice and agree to have this termination be effective as of the date of this letter, so that I can proceed with raising the much needed funding for NTI.

         Thank you for your willingness to promptly resolve this matter.

                                           Sincerely,

                                           /s/ Paul E. Freiman

                                           Paul E. Freiman
                                           President and Chief Executive Officer

Accepted and Agreed

AMERICAL SECURITIES, INC.

By: /s/ Charles Engelberg, M.D.
    -----------------------------
         Charles Engelberg, M.D.
         Director of Research

October 11, 1999

                                                                   Via Facsimile

Charles B. Engelberg, M.D.
Director of Research
AmeriCal Securities, Inc.
290 7th Avenue
San Francisco, CA  94118

Dear Charles,

Following our conversation of last Friday, I would like to formalize the facts that we reinstate our agreement of July 8, 1999 until November 1, 1999. NTI(R) agrees to file a Form S-3 Registration Statement within 30 days of the closing. We will register the securities for resale through this S-3 mechanism. However, because of the costs entailed, we will not initiate that process until we have received at least $2 million from you.

It was a pleasure to be with you and your colleagues and we hope that this run will be highly successful.

Sincerely,

/s/ Paul E. Freiman

Paul E. Freiman
President and Chief Executive Officer

PEF/ab